Exhibit 10.1

STOCK PURCHASE AGREEMENT

AGREEMENT (the “Agreement'’) effective as of May 3, 2019 (the “Effective Date”) by and between Redrock Capital Group Limited, a Cayman Islands company (the “Purchaser”) and Ideanomics, Inc., a Nevada corporation (the “Seller”). The Purchaser and the Seller are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Seller is the owner of Five Hundred (500) issued and outstanding shares of common stock, $0.01 par value per share (the “Shares”), of Red Rock Global Capital LTD., a Delaware corporation (the “Company”), which Shares are uncertificated, and which Shares represent all of the issued and outstanding shares of capital stock of the Company.

WHEREAS, the Seller desires to sell to the Purchaser and Purchaser desires to purchase from Seller, all of the Shares subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises, and the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:

Article I

PURCHASE AND SALE

1.1           Purchase and Sale. Subject to the terms and conditions hereinafter set forth, effective as of the Effective Date, the Seller hereby sells and transfers to the Purchaser, and the Purchaser hereby purchases from the Seller, all of the Shares. Upon such sale and transfer of the Shares, Seller shall have no interest whatsoever in the Company.

1.2           Purchase Price. The aggregate purchase price for the Shares shall be Seven Hundred Thousand United States Dollars (USD$700,000) (the “Purchase Price”) payable at the Closing (as defined below).

Article II

REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller represents, warrants, and agrees with the Purchaser as of the date hereof, as follows:

2.1           Ownership of Shares. The Seller is the sole owner and holder of the Shares, free and clear of all (i) liens and encumbrances of any kind whatsoever, and (ii) restrictions or limitations on the transferability of any kind whatsoever. The Shares represent all of the issued and outstanding shares of capital stock of the Company. No person, partnership or corporation has any right or subscription to purchase or acquire any of the Shares, any other rights in or to the Shares, or any other securities of the Company, from the Seller or the Company.

2.2          Consents. No consents of any governmental or other regulatory agencies, court or of any third parties are required to be received by or on the part of the Seller to enable it to enter into and carry out this Agreement and the transactions contemplated hereby.

2.3          Authority; Binding Nature of Agreement. The Seller has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions set forth herein. The execution, delivery and performance of this Agreement by the Seller, and the consummation by the Seller of the transactions set forth herein has been duly and validly authorized by all necessary corporate action of the Seller, and no other corporate proceedings or action on the part of the Seller, or any holders of the Seller’s capital shares or equity or other security holders, are necessary to authorize this Agreement or to consummate the transactions set forth herein. This Agreement has been duly executed and delivered by the Seller and, assuming the due authorization, execution and delivery by the Purchaser, this Agreement constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms.

2.4           No Breach. Neither the execution and delivery of this Agreement, nor compliance by the Seller with any of the provisions hereof nor the consummation of the transactions contemplated hereby, will conflict with or violate or constitute a breach or default under:

(a)       the Seller’s articles of incorporation, bylaws, or any resolutions adopted by its board of directors or shareholders;

(b)       any judgment, order, injunction, decree or award against, or binding upon, the Seller;

(c)       the terms of any agreement or understanding, written or oral, to which the Seller is a party or is otherwise bound; or

(d)       any jurisdiction relating to the Seller or the Shares.

Article III

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents, warrants, and agrees with the Seller, as of the date hereof, as follows:

3.1           Consents. No consents of any governmental or other regulatory agencies, court or of any third parties are required to be received by or on the part of the Purchaser to enable it to enter into and carry out this Agreement and the transactions contemplated hereby.

3.2           Authority; Binding Nature of Agreement. The Purchaser has all necessary corporate or company power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions set forth herein. The execution, delivery and performance of this Agreement by the Purchaser, and the consummation by the Purchaser of the transactions set forth herein has been duly and validly authorized by all necessary corporate or functionally equivalent action of the Purchaser, and no other corporate or functionally equivalent proceedings or action on the part of the Purchaser, or any holders of the Purchaser’s capital shares or equity or other security holders, are necessary to authorize this Agreement or to consummate the transactions set forth herein. This Agreement has been duly executed and delivered by the Purchaser and, assuming the due authorization, execution and delivery by the Seller, this Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

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3.3           No Breach. Neither the execution and delivery of this Agreement, nor compliance by the Purchaser with any of the provisions hereof nor the consummation of the transactions contemplated hereby, will conflict with or violate or constitute a breach or default under:

(a)       the Purchaser’s organizational or charter documents or any resolutions adopted by its board of directors or shareholders, or their respective functional equivalents;

(b)       any judgment, order, injunction, decree or award against, or binding upon, the Purchaser;

(c)       the terms of any agreement or understanding, written or oral, to which the Purchaser is a party or is otherwise bound; or

(d)       any law or regulation of any jurisdiction relating to the Purchaser.

Article IV

CLOSING

4.1          Time and Location. The closing (the “Closing”) provided for herein shall take place on the Effective Date at the place and time mutually agreed to by the Parties, or such other day or time which is mutually agreed to by the Parties, but the Closing shall be effective as of the Effective Date.

4.2           Items to be Delivered by the Seller. At the Closing, or promptly thereafter as mutually agreed to by the Parties, the Seller shall deliver or cause to be delivered to the Purchaser the following:

(a)       stock powers for the uncertificated Shares, duly executed in blank by the Seller, providing for the transfer of the Shares to the Purchaser as set forth herein;

(b)       all of the books and records of the Company; and

(c)       the executed resignations of all of the directors and officers of the Company, effective as of the Effective Date.

4.3           Items to be Delivered by Purchaser. At the Closing, the Purchaser shall deliver, or cause to be delivered to the Seller the following:

(a)        The Purchase Price, by cashier’s check or via wire transfer to an account designated by the Seller on or before the day of the Closing.

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Article V

POST-CLOSING COVENANTS AND AGREEMENTS

5.1           General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless such further action is required (a) as contemplated by this Agreement or (b) due to the error or omission of the providing or acting Party).

Article VI

MISCELLANEOUS

6.1          Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

6.2           Interpretation. The Parties acknowledge that they have been represented by counsel, or have had the opportunity to be represented by counsel, in connection with this Agreement and the transactions contemplated hereby. Accordingly, any rule or law or any legal decision that would require the interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived by the Parties. The provisions of this Agreement shall be interpreted in a reasonable manner to give effect to the intent of the parties hereto.

6.3           Counterparts; Signatures. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission or other electronic means shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes. Signatures of the Parties transmitted by facsimile or other electronic means shall be deemed to be their original signatures for all purposes

6.4           Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

6.5           Notices. Any notice, request, instruction or other document to be given under this Agreement to any party hereunder shall be in writing and delivered personally, by overnight courier delivery service or by certified mail, postage prepaid, return receipt requested, to the following addresses:

If to the Seller:

Ideanomics, Inc.

55 Broadway, 19th Floor

New York, NY, USA 10006

Attn: Alf Poor

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If to the Purchaser:

Redrock Capital Group Limited
Grand Pavilion, Hibiscus Way
802 West Bay Road,

P.O. Box 31119,

Grand Cayman, KYI-1205,

Cayman Islands
Attn: Bruno Wu

or to such other addresses as a Party hereto may hereafter designate by written notice to the other Party, which shall be deemed delivered as of the date of hand delivery, as of the date following delivery to an overnight courier delivery service, or as of three (3) days following mailing by certified mail, return receipt requested.

6.6           Entire Agreement: Amendment: Waiver. This Agreement contains the entire understanding and agreement among the Parties hereto with respect to the subject matter hereof, and supersedes all prior discussions and understandings (whether oral or written) between them with respect thereto. No amendment to, or modification or waiver of, any of the terms of this Agreement shall be valid unless in writing signed by the party against whom enforcement of such amendment, modification or waiver is sought.

6.7          Severability. If any provision, or part thereof, of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision or the part thereof and not in any way affect or render invalid or unenforceable any other provisions of this Agreement, and this Agreement shall be carried out as if such invalid or unenforceable provision, or part thereof, had been reformed, and any court of competent jurisdiction is authorized to so reform such invalid or unenforceable provision, or part thereof, so that it would be valid, legal and enforceable to the fullest extent permitted by applicable law.

6.8           Governing Law: Jurisdiction. This Agreement shall be governed by and construed with the internal laws of the State of New York, without giving effect to its conflicts of laws provisions. Each of the Parties agrees that any action, suit, or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be brought only in the state courts seated in New York County in the State of New York and the United States District Court for the Southern District of New York sitting in New York County in the State of New York.

6.9           Benefit: Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns; provided, however, that neither the Purchaser nor the Seller may make any assignments of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other Party hereto.

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6.10         Language. If this Agreement is translated into any language other than English, the English version of this Agreement shall prevail.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

SELLER:

IDEANOMICS, INC.

By:	/s/ Alf Poor
	Name:	Alf Poor
	Title:	Chief Executive Officer

PURCHASER:

REDROCK CAPITAL GROUP LIMITED

By:	/s/ Bruno Wu
	Name:	Bruno Wu
	Title:	Chairman